Exhibit 99.1

Press Contact:

Jessie Brumfiel

805-686-8407

jbrumfiel@neoterragroup.com

CallWave Launches Mobile Call Screening and Mobile Call Transfer for Cell Phones

First Network-Independent VoIP Application to Deliver Wireless/Wireline Convergence

SANTA BARBARA, Calif. – December 7, 2004 — CallWave, Inc. (NASDAQ: CALL), a leading provider of VoIP applications, today announced two new voice-handling capabilities for cell phones. Mobile Call Screening SM allows users to listen to voice messages in real time and, if they choose, interrupt the message to take the call. Mobile Call Transfer SM lets users instantly transfer a live cell phone call to a home or office phone. CallWave works with all cell phones and carriers, requires no hardware, and can be purchased online at www.callwave.com for $3.95 a month.

Now CallWave lets you know — before you answer — whether the boss is calling to give you the afternoon off, or to demand an overtime evening. You can answer the call, or you can choose to listen before answering just like you would on a home answering machine. CallWave’s unique VoIP application also lets you transfer cell phone calls to a home or office phone, giving you clearer reception and better utilization of both your wireless and wireline services.

It works like this: CallWave subscribers receive a new phone number for their existing cell phone. When they receive a call to their CallWave number, their cell phone rings and they can choose to ‘listen in’ as their caller leaves a message. If it’s an important call, they can press ‘1’ to interrupt the message and instantly talk with their caller. At any time during the call, they can press ‘2’ to transfer the call to their home or office phone. In addition, subscribers can forward their home or work calls to their CallWave number and use their cell phone to screen and monitor these calls. Since CallWave uses VoIP to transport these calls, all calls and voice messages are also available to subscribers via their broadband PC.

“VoIP is about ‘better’ as well as ‘cheaper’,” said David Isenberg, a telecom industry expert and CallWave advisor. “When I worked on legacy phone systems at Bell Labs, we knew customers wanted call screening, but our system wasn’t flexible enough to do it. We would have killed for CallWave’s ability to transfer to any phone anywhere. My hat is off to the CallWave team. They’ve built a winner app.”

The cell phone has become a way of life. And although people today take photos, play games, and listen to music on a cell phone, they haven’t seen innovation in the cell phone’s primary purpose – voice conversations. CallWave has identified significant market demand for its improved call-handling features. Specifically, a recent CallWave survey found that:

•	76% of respondents screen calls on their home answering machine

•	79% frequently conduct cell phone calls within a few feet of a home or office phone

•	88% would rather end a cell phone call than talk with bad reception

“VoIP enables rapid innovation in the cellular network’s core voice-handling capability. CallWave brings new voice-handling capabilities, such as those we’ve announced today, to the cellular carrier’s customers without these customers changing cell phones or the carriers adding any network infrastructure,” said David Hofstatter, President and CEO of CallWave.

“In the new VoIP paradigm, voice becomes a data application that is separate from the underlying transport infrastructure. Our network-independent application provides users with simple and intuitive commands for moving the ‘voice-data’ to any network or phone, based on the importance of the call,” said Hofstatter.

About CallWave

CallWave (NASDAQ: CALL) is a leader in VoIP enhanced services. The company provides VoIP application services on a subscription basis that add features and functionality to the telecommunications services used in mainstream homes and small offices. CallWave’s proprietary VoIP software allows subscribers to get more out of their existing networks — landline, mobile, and IP — by adding software-based call-handling features, and by bridging all three networks to help subscribers get their important calls. Founded in 1998, CallWave is headquartered in Santa Barbara, California. For further information, please visit www.callwave.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding CallWave Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Quarterly Report or Form 10-Q for the most recently ended fiscal quarter.

###